UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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HEI, Inc.

Name of Registrant as Specified In Its Charter

N/A

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HEI, INC.
1495 Steiger Lake Lane
Victoria, Minnesota, 55386

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear HEI Shareholder:

        Notice is hereby given to the holders of the common stock, par value $0.05 per share, of HEI, Inc. (the “Common Stock”) that the Annual Meeting of Shareholders (the “Annual Meeting”) of HEI, Inc. (the “Company”) will be held on Thursday, January 12, 2006, at 3 p.m., Central Standard Time, or any adjournments thereof, at the Oakridge Conference Center, Chanhassen, Minnesota, for the following purposes:

1.	To elect two (2) Class I Directors to hold office for a term of three-years; and

2.	To approve an amendment to increase the number of shares authorized for issuance under the Company’s 1998 Stock Option Plan from 1,650,000 to 2,000,000; and

3.	To approve the 2005 HEI, Inc. Employee Stock Purchase Plan; and

4.	To approve an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares from 15,000,000 to 25,000,000 shares; and

5.	To transact such other business as may properly come before the meeting.

        The Board of Directors of the Company has fixed the close of business on Friday, November 18, 2005, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

        You are cordially invited to attend the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, we urge you to sign, date and return the proxy at once in the enclosed envelope.

By Order of the Board of Directors,

Timothy Clayton Chief Financial Officer & Secretary

December 1, 2005

HEI, INC.

1495 Steiger Lake Lane
Victoria, Minnesota, 55386

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON Thursday, January 12, 2006

_________________

SOLICITATION AND REVOCATION OF PROXIES

        This Proxy Statement is furnished to the shareholders of HEI, Inc. (the “Company” or “HEI”) in connection with the solicitation of proxies to be used in voting at the 2006 Annual Meeting of the Shareholders, and any adjournments thereof (the “Annual Meeting”), which will be held on Thursday, January 12, 2006, at 3 p.m., Central Standard Time, at the Oakridge Conference Center, 1 Oak Ridge Drive, Chaska, Minnesota, 55318. The enclosed Proxy is solicited by the Board of Directors of the Company (the “Board”). The Annual Report on Form 10-K of HEI for the fiscal year ended August 31, 2005 (“Fiscal 2005”), is being mailed to each shareholder separate from this Proxy Statement. Copies of this Proxy Statement and the Proxy will first be mailed to shareholders on or about December 1, 2006. The shareholder giving the enclosed Proxy has the power to revoke it at any time prior to the convening of the Annual Meeting. Revocation must be in writing, signed in exactly the same manner as the Proxy and dated. Revocations of the Proxy will be honored if received at the offices of the Company, addressed to Timothy Clayton, Chief Financial Officer, on or before the close of business on Thursday, January 12, 2006. In addition, on the day of the Annual Meeting, prior to the convening thereof, revocations may be delivered to the tellers, who will be seated at the door of the meeting room. Unless revoked, all properly executed Proxies received in time will be voted as designated.

        Proxies not revoked will be voted in accordance with the choice specified by the shareholders on the Proxy. Proxies that are signed but lack any such specification, subject to the following, will be voted FOR the election of the nominees to the Board proposed by the Board and listed herein; FOR the increase in the number of shares of common stock, par value $0.05 per share, of the Company (the “Common Stock”) authorized for issuance under the Company’s 1998 Stock Option Plan (the “1998 Option Plan”) from 1,650,000 to 2,000,000; FOR the adoption of the 2005 HEI, Inc. Employee Stock Purchase Plan; and FOR the amendment to the Articles of Incorporation of the Company to increase the number of authorized shares from 15,000,000 to 25,000,000 shares. If a shareholder abstains from voting as to any matter, then the shares of Common Stock held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions as to any proposal will therefore have the same effect as votes against such proposal. If a broker turns in a “non-vote” Proxy, indicating a lack of voting instruction by the beneficial holder of the shares of Common Stock, and the broker lacks discretionary authority to vote on a particular matter, then the shares covered by such non-vote Proxy shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Brokers will have discretionary authority to vote for the nominees to the Board but will not have discretionary authority to vote for the increase in the number of shares of Common Stock authorized for issuance under the 1998 Option Plan from 1,650,000 to 2,000,000, the adoption of the 2005 HEI, Inc. Employee Stock Purchase Plan, or the amendment to the Articles of Incorporation of the Company to increase the number of authorized shares from 15,000,000 to 25,000,000 shares.

        HEI will pay for costs of soliciting its Proxies, including the costs of preparing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and the Proxy card. Solicitations will be made primarily by mail. In addition to the use of the mails, Proxies may be solicited by personal interview, telephone, letter or facsimile. Proxies may be solicited by officers or other employees of HEI who will receive no special compensation for their services. HEI does not expect that specially engaged employees or paid solicitors will make the solicitation.  Although HEI might use such employees or solicitors if HEI deems them necessary, HEI has not made arrangements or contracts with any such employees or solicitors as of the date of this Proxy Statement. HEI may reimburse brokers, banks, and others holding shares in their names for others for the costs of forwarding proxy materials to, and obtaining Proxies from, beneficial owners.

        Only shareholders of record at the close of business on the record date, Friday, November 18, 2005 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 9,479,000 outstanding shares of Common Stock, which is the only class of securities of the Company entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Cumulative voting is not permitted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows as of November 1, 2005, information regarding the share ownership of (i) each person or group known to HEI to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director or nominee to become a director of the Company, (iii) each Named Executive Officer (as defined below), and (iv) all directors and executive officers as a group.

        Except as otherwise indicated, the Company believes that the persons listed in the following table have sole voting and investment powers with respect to the shares owned.

Name	Number of Shares	Percentage

Mack V. Traynor, III, Chief Executive Officer, President and Director (1)	144,051	1.4
Simon F. Hawksworth, Vice President of Sales and Marketing (2)	50,000	*
Scott M. Stole, Chief Technical Officer(3)	51,959	*
James C. Vetricek, Vice President Operations(4)	50,000	*
Timothy C. Clayton, Chief Financial Officer(5)	20,000	*
Michael J. Evers, Director(6)	20,000	*
Timothy F. Floeder, Director(7)	35,000	*
George Heenan, Director(8)	17,000	*
Robert Heller, Director (9)	23,100	*
Dennis J. Leisz, Chairman of the Board(10)	52,500	*
Minneapolis Portfolio Management Group, LLC(11)	513,847	5.4
Perkins Capital Management, Inc.(12)	790,350	8.3
Thomas F. Leahy(13)	1,122,054	11.8
_________________
(1)	Includes 140,000 share issuable upon exercise of options that are currently exercisable or exercisable within 60 days.

(2)	Includes 50,000 share issuable upon exercise of options that are currently exercisable or exercisable within 60 days.

(3)	Includes 49,959 share issuable upon exercise of options that are currently exercisable or exercisable within 60 days.

(4)	Includes 50,000 share issuable upon exercise of options that are currently exercisable or exercisable within 60 days.

(5)	Includes 20,000 share issuable upon exercise of options that are currently exercisable or exercisable within 60 days.

(6)	Includes 20,000 share issuable upon exercise of options that are currently exercisable or exercisable within 60 days.

(7)	Includes 35,000 share issuable upon exercise of options that are currently exercisable or exercisable within 60 days.

(8)	Includes 15,000 share issuable upon exercise of options that are currently exercisable or exercisable within 60 days.

(9)	Included 5,000 share issuable upon exercise of options that are currently exercisable or exercisable within 60 days.

(10)	Includes 52,500 share issuable upon exercise of options that are currently exercisable or exercisable within 60 days.

(11)

Based on information provided by Minneapolis Portfolio Management Group, LLC. in a Schedule 13G/A filed with the Securities and Exchange Commission (the “SEC”) on February 10, 2005. The address provided in the Schedule 13G/A for Minneapolis Portfolio Management Group, LLC. is 80 South 8th Street, Suite 1902, Minneapolis, MN 55402.

(12)

Based on information provided by Perkins Capital Management, Inc. in a Schedule 13G/A filed with the Securities and Exchange Commission (the “SEC”) on February 4, 2005. The address provided in the Schedule 13G/A for Perkins Capital Management, Inc. is 730 East Lake Street, Wayzata, MN 55391.

(13)

Based on information provided by Thomas F. Leahy in a Schedule 13G/A filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2005. The address provided in the Schedule 13G/A for Thomas F. Leahy is 16411 Ringer Road, Wayzata, MN 55391.

*	Denotes share ownership of less than 1%.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Company’s Amended and Restated Articles of Incorporation (the “Articles”) and the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), provide for a Board that is divided into classes to allow for staggered terms of office, with one class of directors elected each year and each director serving for a term of three years. The shareholders will only elect one class of directors each year, with each director so elected to hold office for a term expiring at the third Annual Meeting of Shareholders following their election.

        The Bylaws provide that the number of directors of the Company must be no less than three or more than six, and may be established by resolution of the Board. The Board, by resolution, has currently determined the number of directors to be six, with two directors in each class.

        All shares represented by Proxies will be voted “FOR” the election of the nominees unless a contrary choice is specified. If a nominee should withdraw or otherwise become unavailable for reasons not presently known, the Proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board. The affirmative vote of the plurality of the voting power of the Common Stock present and entitled to vote at the Annual Meeting, in person or by proxy, is required for election to the Board of the nominees named below.

NOMINEES FOR DIRECTOR

Class I Directors:

Timothy F. Floeder
Mack V. Traynor, III

        Set forth below is information regarding the Class I director nominees, as well as the Class II and Class III directors not currently up for election.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE CLASS I DIRECTOR NOMINEES

Nominees for Directors for the Three Year Term Ending 2009 (Class I):

Timothy F. Floeder, age 47, has served as a director of the Company since December 2002. Mr. Floeder is currently the Vice President of Business Development for Compex Technologies, Inc., a publicly-held company that designs, manufactures and sells home-use devices to improve pain management, rehabilitation, fitness, health and wellness for healthcare and consumer markets in the US and Europe. Mr. Floeder previously was an investment banker, most recently serving as Managing Director of Mergers and Acquisitions for Miller Johnson Steichen Kinnard, Inc., a regional investment securities firm, from 1996 until 2002. He also served in a variety of financial positions, including Chief Financial Officer and Director for a large privately-held regional electrical contractor and industrial products distributor, from 1984 to 1996, and held both public and private accounting positions from 1980 to 1984. Mr. Floeder is a CPA (inactive) and has received an MBA in finance from the Carlson School of Management, a BSB in accounting from the University of Minnesota, and completed the Management Executive Program at the Carlson School of Management.

Mack V. Traynor, III, age 47, has served as the Company’s Chief Executive Officer and President since March 2003, and has served on the Board since 1998. Mr. Traynor currently serves as President of Manitou Investments, a private investment and business management firm, a position he has held since 1998. Although Mr. Traynor currently serves in such capacity with Manitou Investments, he devotes substantially all of his efforts to his duties and responsibilities at the Company. Previously, Mr. Traynor served as President and Chief Executive Officer of Supreme Companies, Inc., a privately held landscape and grounds maintenance company, from February 2002 to September 2003. Mr. Traynor also previously served as Chief Executive Officer of Do The Good, Inc., a philanthropic software development company, from May 2001 until October 2001, and as Chief Financial Officer of 10K Partners, Inc., private investment company, from April 2000 until June 2000.

Directors Continuing in Office Until 2007 (Class II):

George M. Heenan, age 66, has served as a director of the Company since June 2003. Mr. Heenan is the former Director of the Institute of Strategic Management at the University of St. Thomas. He served as the Director from 1996 to 2004. He currently serves as an Executive Fellow for the University of St. Thomas College of Business. In 2004, Mr. Heenan founded Excelsius Partners Consulting where he is owner and principal. Mr. Heenan’s background includes experience in start-up, emerging growth, Fortune 500 and Fortune 200 companies, as well as management of venture capital partnerships. Mr. Heenan has previously held a number of management and executive positions at Medtronic Inc., Control Data, Medical Industrial Capital, Clarus Medical, Bissell Healthcare Company and Camp Preston Group. Over the course of his career, Mr. Heenan has served on a number of public, private and advisory boards. Mr. Heenan currently serves on the Board of Directors of Midwest Wireless Holdings, LLC, a privately-held wireless telecommunications company since 2003; and Minnesota Scientific, Inc. a privately-help supplier of surgical equipment, since 1998. He is a graduate of St. Ambrose College with a B.S. in Physics. He also attended University of Wisconsin-Madison and has completed the Operations Management Program at Harvard University.

Dennis J. Leisz, age 52, has served as Chairman of the Board of Directors since March 2003, and as a director of the Company since December 2002. Mr. Leisz is the founder of Wavecrest Corporation, a corporation that manufactures test and measurement instruments for the design and production test of electrical optical components and systems, and has acted as its President and Chief Executive Officer since its inception in May 1985, and as its Treasurer since April 1992. From 1983 to 1985, Mr. Leisz served as Marketing Manager for the Test Systems Division of Micro Component Technology, Inc., a Shoreview, Minnesota, manufacturer of semiconductor test equipment, where he was responsible for product marketing, new product development and applications engineering. Prior to 1983, Mr. Leisz managed marketing activities for FSI, a Chaska, Minnesota, manufacturer of semiconductor processing equipment. Mr. Leisz also serves on the Board of Governors of the School of Engineering at the University of St. Thomas.

Directors Continuing in Office Until 2008 (Class III):

Michael J. Evers, Ph.D., age 70, has served as a director of the Company since June 2003. Dr. Evers is Dean Emeritus and Professor of Strategic Management at the College of Business at the University of St. Thomas. He served as Dean of the Graduate School of Business from 1984 to 1995, growing the graduate programs and application-oriented education centers to be one of the largest graduate business schools in the United States. He was instrumental in the development of the Minneapolis campus of the University of St. Thomas. From 1998 to 2000, he served as interim President/Chief Executive Officer of the Minnesota Center for Corporate Responsibility and led the re-invention of the non-profit business association into the Center for Ethical Business Cultures, affiliated with St. Thomas and the University of Minnesota. Prior to his university positions, he held managerial positions in manufacturing, engineering, program management and marketing at North American Rockwell, McDonnell-Douglas, Emerson Electric and National Distribution Services, respectively. He served thirty years in the Active and Reserve U.S. Air Force as a Senior Contracting Officer and Detachment Commander, retiring in the rank of Colonel. He received his Ph.D., MBA and BBA from the University of Minnesota. He also currently serves on the Board of Directors for Minnesota Scientific, Inc., Wavecrest Corporation and Infinite Graphics, Inc.

Robert (Bob) Heller, age 59, has served as a director of the Company since March 2005. Mr. Heller is currently the owner and president of Heller Capital, Inc, a personal investment company, which he founded in 1999. His business focuses on providing and coordinating capitalization and advisory services to growing companies. Mr. Heller worked as a Management Consultant for Arthur Andersen & Co. (now known as Accenture), where he specialized in manufacturing. From 1977 to 1996, Mr. Heller served in a variety of positions, including Chief Executive Officer and Chief Operating Officer, for Advanced Circuits, Inc., a manufacturer of printed circuit boards and a pioneer of chip packaging using laminate materials. During his tenure as CEO of Advanced Circuits, Inc., Mr. Heller increased shareholder value by 500%. Following his tenure at Advanced Circuits, Inc., Mr. Heller served as interim CEO at two companies until permanent arrangements could be made. Additionally, he spent 18 months as Vice President of Operations for a computer manufacturing company. Mr. Heller obtained his Bachelor of Science degree from North Dakota State University where he majored in Industrial Engineering. He completed his Master’s degree in Industrial Administration at Krannert School of Management, with an emphasis in Operations Management. Mr. Heller currently serves on the Board of Directors for PPT Vision, Inc.

EXECUTIVE OFFICERS

The executive officers of the Company are as follows:

        Mack V. Traynor, Chief Executive Officer and President. See information provided under Directors.

        Timothy C. Clayton has served as our Chief Financial Officer since January 2005. He is a principal of Emerging Capital, a Minneapolis-based consulting firm which specializes in financial management and strategic planning for emerging growth companies. Since founding Emerging Capital in 2000, Mr. Clayton has served as chief financial officer and strategic advisor to a number of public and private businesses. From October 1997 until May 2000, Mr. Clayton was Executive Vice President, CFO and Treasurer of Building One Services, a publicly-held provider of facility services. From July 1988 until October 1997, Mr. Clayton was an audit partner with Price Waterhouse, LLP. He holds a bachelor’s degree in accounting from Michigan State University. Mr. Clayton is member of the board of directors of the National Federation of Independent Businesses and Agribank, FCB.

        Scott M. Stole Ph.D. has served as our Vice President RFID Operations since September 2005. Previously Mr. Stole served as Chief Technology Officer from July 2003 until September 2005. Previously, from October 2000 to June 2003, Dr. Stole served as our Director of Advanced Process Development. Prior to joining HEI, Dr. Stole served as President & CEO of Questek Innovations, Inc., a developer of advanced hardware technologies for the disk drive industry, from May 1997 to October 2000, where he oversaw technology development, intellectual property protection, corporate strategy and strategic alliances. Dr. Stole received his Ph.D. from Iowa State University and his Bachelors degree from Concordia College, and has 14 years of experience in the design, development and manufacture of a wide range of microelectronics and advanced materials-related products.

        Simon F. Hawksworth has served as our Vice President of Sales and Marketing since September 2002. Prior to joining us, he served as Vice President of Sales and Marketing at InnovaComm Technologies, Inc, a microelectronics manufacturing company and a spin-off of Maxtek, a wholly-owned subsidiary of Tektronix, from February 2000 to August 2002. Mr. Hawksworth also served, from August 1998 to August 2002, in a variety of positions at Maxtek from Business Development Manager through Director and Vice President of Sales and Marketing. Prior to joining us, Mr. Hawksworth’s positions focused on winning new business requiring high frequency electronics packaging solutions.

           James P. Barnes joined us in July 2004 as our  Chief Information Officer.  For 15 years prior to joining us, Mr. Barnes served  in various capacities overseeing the use of information technology to advance the strategic goals of companies in various industries.  Most recently, from  February 2003 to  May 2004,  Mr. Barnes served as an Account Manager for  Odyssey Solutions, a regional SAP reseller, helping small and mid-sized businesses leverage the SAP ERP application.  From March 2000 to February 2003, Mr. Barnes held the position of Supply Chain Project Director for ADC Telecommunications, a global network supplier of products and services, where he managed projects to improve the global supply chain.   From March 1999 to March 2000, Mr. Barnes served as the Integration Director for West Group, a division of Thomson Financial, developing and implementing ERP solutions in the publishing industry.

        James C. Vetricek joined us in January 2003 in connection with our acquisition of our Advanced Medical Operations as Vice President of our Advanced Medical Operations and was promoted to Vice President of Operations for HEI in January 2004. Prior to January 2003, Mr. Vetricek served as Vice President, Quality and Regulatory Affairs of CMED from February 2001 to January 2003. Mr. Vetricek has over 20 years of experience as a medical device professional managing facilities with multi-site operations. His responsibilities have included research and development, regulatory affairs, pilot manufacturing, and proprietary and contract manufacturing operations. Mr. Vetricek’s product experience includes sterile single use devices, implants, bio absorbable surgical materials, electromechanical surgical systems, anesthesia systems and cardiovascular monitoring devices. Prior to joining CMED, Mr. Vetricek served as Vice President of Regulatory Affairs & Quality Management at Linvatec, a division of Conmed, a medical equipment manufacturer, from February 1999 to February 2001. Mr. Vetricek also served from September 1994 to June 1998 as Vice President of Regulatory Affairs & Quality Assurance and R&D at Ohmeda Medical Device, a division of BOC Group, an industrial producer of gases.

        Nina A. Anderson joined us in January 2003 in connection with our acquisition of our Advanced Medical Operations as Human Resources Representative of our Advanced Medical Operations and was promoted to Vice President of Human Resources of HEI in July 2004. Ms. Anderson served as a Payroll and Benefits Administrator and Employee Relations Manager for CMED from February 1998 to January 2003.  Before joining CMED, Ms. Anderson was employed as a Training Manager for Southland Corporation, a national convenience store operator.  She holds a bachelor’s degree in Human Resources from Regis University and is SPHR certified by the Human Resource Certification Institute.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Board Independence

        The Board has determined that each member of the Board, other than Mr. Traynor, the Company’s Chief Executive Officer and President is “independent” in accordance with the NASDAQ Marketplace Rules.

Meetings of the Board

        During the fiscal year ended August 31, 2005 (“Fiscal 2005”), the Board held a total of 8 meetings and took action by written action once. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which each director served from the date elected to the Board.

Certain Board Committees

        The Company has a separately designated standing Audit Committee of its Board established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company also has separately designated standing Compensation and Nominating and Corporate Governance Committees.

        Audit Committee. The Audit Committee currently consists of Messrs. Floeder (Chair), Heenan and Heller, each of whom satisfies the audit committee independence standard under Rule 10A-3(b)(1) of the Exchange Act and the definition of “independence” set forth in the NASDAQ Marketplace Rules. The Board has determined that Mr. Floeder is an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K of the Exchange Act. Mr. Floeder is “independent” as that term is defined in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Audit Committee reviews the annual audit plan and results with the Company’s independent registered public accounting firm engaged to audit the Company’s consolidated financial statements, reviews the Company’s consolidated financial statements and oversees the Company’s accounting and reporting practices. The Audit Committee held a total of 15 meetings during Fiscal 2005. The Audit Committee Charter is attached hereto as Appendix A.

        Compensation Committee. The Compensation Committee, which currently consists of Dr. Evers (Chair), Messrs. Heller, and Leisz, each of whom is “independent” as that term is defined in the NASDAQ Marketplace Rules, is responsible for administering the Company’s equity compensation plans and for determining and reviewing executive compensation. The Compensation Committee held a total of 3 meetings during Fiscal 2005.

        Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which currently consists of Messrs. Heenan (Chair), Leisz, and Dr. Evers, each of whom is “independent” as that term is defined in the NASDAQ Marketplace Rules. The Nominating and Corporate Governance Committee is responsible for, among other things, creating and maintaining the overall corporate governance policies for the Company, nominating persons to serve on the Board, determining compensation for non-employee directors, and for overseeing performance evaluation for directors. The Nominating and Corporate Governance Committee acts pursuant to a charter, a current copy of which is available to shareholders at the Company’s website at http://www.heii.com/investors/default.asp.

Director Nominations

        The Nominating and Corporate Governance Committee is responsible for determining what types of backgrounds are needed to help strengthen and balance the Board and to nominate candidates to fill vacancies accordingly. When nominating candidates to the Board, the Nominating and Corporate Governance Committee may consider, among other things, financial, regulatory and business experience; familiarity with and participation in the communities the Company serves; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors that the Nominating and Corporate Governance Committee deems relevant. Each nominee will be evaluated by the Nominating and Corporate Governance Committee in the context of the Board as a whole, with the objective of recommending a group of nominees that can best assist the Company in achieving success. The Nominating and Corporate Governance Committee may use a variety of means to identify nominees, including among other things, recommendations from current directors and management.

        The Nominating and Corporate Governance Committee’s charter formalized the Company’s policies regarding director candidates recommended by shareholders. It is the general policy of the Nominating and Corporate Governance Committee that it will consider a director candidate recommended by a shareholder who appears to be qualified to serve on the Board. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board.

        The Nominating and Corporate Governance Committee has established the followed procedures for shareholders to submit such recommendations and only those director candidates recommended in accordance with such procedures will be considered by the Nominating and Corporate Governance Committee:

  if a shareholder would like to recommend a director candidate for the Company’s next Annual Meeting of Shareholders, the shareholder must deliver such recommendation to the Company’s Secretary at its principal offices no later than the 120th calendar day before the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s Annual Meeting of Shareholders, advanced by one year;
  recommendations for candidates must be accompanied by (i) personal information regarding the candidate, including the name of the candidate, a list of the candidate’s references, the candidate’s resume or curriculum vitae and any information that is required to be disclosed in solicitations of proxies for election of directors pursuant to Schedule 14A under the Exchange Act; (ii) the written consent of the person being recommended to being named in the proxy statement as a nominee and to serving as a director if elected; and (iii) certain information regarding the shareholder making the recommendation, including the shareholder’s name and address, as they appear on the Company’s books, the number and class of shares of the Company’s capital stock owned, either directly or indirectly, by the shareholder (and, if owned indirectly, a current written statement from the record holder of the stock that reflects ownership in such stock), and a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such other person;
  a shareholder recommending a candidate may be asked to submit additional information regarding himself or herself or the candidate as determined by the Company’s Secretary or as necessary to satisfy the listing standards of the NASDAQ National Market, SEC rules and regulations or any other applicable rules and regulations; and
  if a shareholder’s recommendation is received on or before the date set forth above and is accompanied by the information set forth above, the Nominating and Corporate Governance Committee will evaluate such candidate, along with the other candidates being evaluated by the committee, in accordance with its charter and any other policies and procedures established by the Nominating and Corporate Governance Committee or the Board.

        The Nominating and Corporate Governance Committee does not use different standards to evaluate nominees depending upon whether they are proposed by a member of the Board, the Company’s management or shareholders.

Shareholder Communication with the Board

        The Company welcomes communications from shareholders of the Company. Any shareholder who wishes to communicate with the Board or one or more members of the Board should do so in writing to the Chief Executive Officer of the Company, at the principal office of the Company, 1495 Steiger Lake Lane, Victoria, Minnesota, 55386. The Chief Executive Officer is directed to forward each communication to the director or directors of the Company for whom it is intended.

Director Attendance at Meetings of Shareholders

        The Company does not have a formal policy regarding attendance by members of the Board at the Company’s Annual Meeting of Shareholders but the Company does encourage its Board members to attend.

Legal Proceedings

        On June 30, 2003, the Company commenced litigation against Anthony J. Fant, the Company’s former Chairman of the Board, Chief Executive Officer and President and a former director, in the State of Minnesota, Hennepin County District Court, Fourth Judicial District. The complaint alleged breach of contract, conversion, breach of fiduciary duty, unjust enrichment and corporate waste resulting from, among other things, Mr. Fant’s default on his promissory note to the Company and other loans and certain other matters. On August 12, 2003, the Company obtained a judgment against Mr. Fant on its breach of contract count in the amount of approximately $606,000. On November 24, 2003, the Court granted the Company an additional judgment against Mr. Fant in the amount of approximately $993,000 on the basis of its conversion, breach of fiduciary duty, unjust enrichment and corporate waste claims. On March 29, 2004, the Court granted the Company a third judgment against Mr. Fant in the amount of approximately $656,000, for a total aggregate judgment against Mr. Fant of approximately $2,255,000. The Company is engaged in efforts to collect on the judgment and plans to continue to collect on the judgment in due course. The Company has obtained, through garnishments and other execution methods, approximately $1,750,000 from Mr. Fant’s accounts. Such amount partially reduces the judgment amount. Mr. Fant filed for bankruptcy protection on October 14, 2005. The Company will seek to collect additional amounts from Fant’s Bankruptcy Estate. At this early stage of the bankruptcy proceedings, it is not possible to determine whether collection of additional amounts is possible.

Director Compensation

        Directors’ Fees. During Fiscal 2005, each non-employee director received an annual fee of $30,000 for participation on the Board. Additional fees were related to committee participation. On an annual basis the Audit Committee members received $5,000, with the chair of the committee receiving an additional $2,500, Compensation Committee members received $2,500, and Special Committee members received $2,500 paid on a quarterly basis. The Nominating and Corporate Governance Committee members received $1,000 annually for participation on such committee.

        Under the 2006 Director Compensation Plan, total director compensation remains the same as FY2004 at $40,000. Directors shall be paid an annual fee of $32,500 and the following committee chair assignments annual fees: Audit committee members will receive $5,000; Compensation Committee and Corporate Governance Committee members will receive $2,500; and Chairman of the Board and Chairs for the audit and compensation Committees will receive $2,500. Of the annual fee, directors will receive $16,000 in restricted stock.

        Directors’ Stock Options. Non-employee directors are entitled to participate in the Company’s 1998 Stock Option Plan for Non-Employee Directors, as amended (the “1998 Director Plan”). The 1998 Director Plan was adopted by the Company effective as of November 18, 1998, and approved by the shareholders of the Company at the Annual Meeting of Shareholders held on January 20, 1999.

        The 1998 Director Plan is administered by the full Board. The Board has the power to interpret the 1998 Director Plan, to determine all questions thereunder and to adopt and amend rules and regulations for the administration of the 1998 Director Plan. The Board has no authority, discretion or power, however, to determine the number or timing of options to be granted under the 1998 Director Plan.

        Subject to adjustment in the event of certain significant corporate transactions, the number of shares of Common Stock issued or transferred, plus the number of shares covered by outstanding options, under the 1998 Director Plan may not exceed 425,000 (including any shares remaining under the 1991 Stock Option Plan for Non-Employee Directors, as amended to date). Shares of Common Stock covered by an option that is cancelled or terminated will again be available to be issued or to be the subject of a stock option granted under the 1998 Director Plan. All of the options granted under the 1998 Director Plan will have an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. Options granted under the 1998 Director Plan become exercisable (i) in four equal installments annually, (ii) the date of the non-employee director’s death or disability (as defined in the 1998 Director Plan), or (iii) the effective date of a change in control of the Company (as defined in the 1998 Director Plan).

        The exercise price of stock options granted under the 1998 Director Plan may be paid in cash, non-forfeitable, non-restricted shares of Common Stock that are already owned by the optionee or a combination of cash and such shares of Common Stock. Any grant may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates. Shares of Common Stock issued pursuant to the 1998 Director Plan may be authorized but unissued shares or treasury stock. Fractional shares will not be issued in connection with the exercise of a stock option, and cash in lieu thereof will be paid by the Company. No option granted under the 1998 Director Plan may be exercised more than ten years from the date of grant. Options are not transferable other than (i) by will or the laws of descent or distribution, (ii) to one or more members of the non-employee director’s immediate family, or (iii) to a trust established for the benefit of the non-employee director and/or one or more members of his or her immediate family. In addition, options may not be exercised during a non-employee director’s lifetime except by (i) the non-employee director, (ii) a permitted transferee of the non-employee director, or (iii) in the event of the legal incapacity of the non-employee director or any such transferee, by the guardian or legal representative of the non-employee director or such transferee (as applicable) acting in a fiduciary capacity on behalf thereof under state law and court supervision.

        The Board may at any time amend or terminate the 1998 Director Plan. Notwithstanding the foregoing, (i) except for the adjustments described above, without the approval of the shareholders of the Company, no such amendment may increase the maximum number of shares covered by the 1998 Director Plan or cause the 1998 Director Plan or any grant made pursuant thereto to cease to satisfy any applicable condition of Rule 16b-3 under the Exchange Act, and (ii) no amendment or termination will adversely affect any outstanding award without the consent of the director holding such award.

        Options under the 1998 Director Plan are granted automatically. The number of options to be granted will depend on the number of non-employee directors elected to the Board and the timing of any such election. No options may be granted under the 1998 Director Plan after the tenth anniversary of its effective date.

        Directors are also eligible to participate in the 1998 Option Plan. For a description of the material terms of the 1998 Option Plan, see the section of this Proxy Statement entitled “Proposal No. 2—Approval of Increase in Number of Shares Authorized for 1998 Option Plan.”

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain information regarding compensation paid during each of our last three fiscal years to our Chief Executive Officer and our four most highly compensated executive officers other than Chief Executive Officer who were serving as executive officers at August 30, 2005 (the “Named Executive Officers”).

		Annual Compensation				Long-term Compensation

Name and Principle Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)	Other Compensation ($)

Mack V. Traynor, III	2005	$212,692	$30,000	$7,060	(1)	75,000	—
Chief Executive Officer and President	2004	$200,000	$135,500	$4,000	(2)	—	—
	2003	$83,077	$25,000	—		110,000	—

James C. Vetricek(4)	2005	$147,308	—	$10,000		60,000	$2,210	(3)
Vice President Operations	2004	$145,000	—	—		—	$2,145	(3)
	2003	$96,527	—	—		75,000	373	(3)

Simon F. Hawksworth(5)	2005	$144,615	—	$116,472		60,000	—
Vice President Sales and Marketing	2004	$139,501	—	$70,767		—	—
	2003	$122,123	—	$17,013		75,000	$18,602	(6)

Scott M. Stole(7)	2005	$134,231	—	—		—	$1,007	(3)
Chief Technical Officer	2004	$122,367	—	—		24,500	$918	(3)
	2003	$103,928	—	—		20,000	$779	(3)

Timothy C. Clayton (8)	2005	$105,000	—	—		20,000	—
Chief Financial Officer	2004	—	—	—		—	—
	2003	—	—	—		—	—

_________________

(1)	Consists of $500 per month vehicle allowance and key life insurance annual premium.

(2)	Consists of $500 per month vehicle allowance beginning January 1, 2004.

(3)	Consists of matching contributions to the Company’s 401(k) Plan.

(4)

Mr. Vetricek was appointed to the position of Vice President/General Manager of the Company’s Advanced Medical Operations in January 2003, and to the position of Vice President Operations on January 19, 2004.

(5)	Mr. Hawksworth was appointed to the position of Vice President Sales and Marketing on September 3, 2002.

(6)	Consists of moving expenses.

(7)	Dr. Stole was appointed to the position of Chief Technical Officer on June 20, 2003.

(8)	Mr. Clayton was appointed to the position of Chief Financial Officer on January 18, 2005.

Options Granted During Fiscal 2005

        The following table sets forth certain information regarding grants of stock options to the CEO and HEI Named Executive Officers during Fiscal 2005 pursuant to the 1998 Option Plan.

Name	Number of Shares Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal 2005	Exercise of Base Price ($/Share)(1)	Expiration Date	Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term(2)

					5% ($)	10% ($)

Mack V. Traynor, III	75,000	19.5%	$2.99	7/1/2015	$141,030	$357,397
James C. Vetricek	60,000	15.6%	$2.99	7/1/2015	$112,824	$285,917
Simon F. Hawksworth	60,000	15.6%	$2.99	7/1/2015	$112,824	$285,917
Scott M. Stole	0	0	0	n/a	0	0
Timothy C. Clayton	20,000	5.2%	$1.98	1/18/2015	$24,904	$63,112

(1)	All options are granted at the fair market value of the shares of Common Stock at the date of grant.

(2)

The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent the Company’s estimates or projections of the future prices of its Common Stock. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

Aggregated Option Exercises During Fiscal 2005 and Fiscal Year-End Option Values

Name	Shares Acquired On Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options At Fiscal Year-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End($) Exercisable/Unexercisable(1)

Mack V. Traynor, III	0	$0	140,000/85,000	$167,000/$38,900
James C. Vetricek	0	$0	50,000/85,000	$24,667/$33,933
Simon F.Hawksworth	0	$0	50,000/80,000	$19,734/$31,466
Scott M. Stole	0	$0	49,959/25,041	$0/$0
Timothy C. Clayton	0	0	20,000/0	$27,400/0

_________________

(1)

Calculated as the difference between the closing price of the Company’s Common Stock on August 31, 2005, which was $3.35, and the option exercise price multiplied by the number of shares exercisable/unexercisable. If the option price was greater than the closing price on August 31, 2005, the value is $0.

Stock Option Plans

        In addition to the 1998 Director Plan, the Company has adopted, and the shareholders have approved, two stock option plans pursuant to which the Company may provide stock-based awards to its officers, directors, employees and consultants. The Compensation Committee administers these plans and determines to whom awards are to be granted and the terms and conditions, including the number of shares and the period of exercisability, thereof.

        1998 Option Plan. The 1998 Option Plan authorizes the grant of both incentive stock options, intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended, (the “Code”) and non-statutory stock options, stock appreciation rights, awards of restricted shares and awards of deferred shares. Currently, the number of shares of Common Stock that may be issued or transferred and covered by outstanding awards granted under the 1998 Option Plan may not in the aggregate exceed 1,650,000 shares. For a description of the material terms of the 1998 Option Plan, see the section of this Proxy Statement entitled “Proposal No. 2—Approval of Increase in Number of Shares Authorized Under the 1998 Option Plan.”

        1989 Omnibus Stock Compensation Plan. The 1989 Omnibus Stock Compensation Plan (the “1989 Option Plan”) provides for grants of both incentive stock options and non-statutory stock options, stock appreciation rights, restricted stock, deferred stock, stock purchase rights and other stock-based awards. Except for the authority to grant incentive stock options, which expired in 1999, the 1989 Option Plan has no expiration date but may be terminated by the Board at any time, subject to the rights of the holders of options or other awards previously granted under the 1989 Option Plan. The number of shares of Common Stock that may be issued or transferred and covered by outstanding awards granted under the 1989 Option Plan may not in the aggregate exceed 2,000,000 shares.

Report of the Compensation Committee on Executive Compensation

        Decisions on compensation of the Company’s executive officers generally have been made by the Compensation Committee of the Board. The current members of the Compensation Committee are Messrs. Heller and Leisz and Dr. Evers.

        Pursuant to SEC rules designed to enhance disclosure of the Company’s policies toward executive compensation, set forth below is a report prepared by the Compensation Committee of the Board addressing the Company’s compensation policies for the Fiscal 2005, as they affected the Company’s executive officers.

        The Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company’s annual objectives and long-term goals, reward above average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be competitive with those offered by employers of comparable size, growth and profitability in our industry.

        There are three elements in the Company’s executive compensation program, each of which is determined by individual and corporate performance: base salary compensation, annual incentive compensation and long-term incentive compensation. Base salary compensation is determined by the potential impact the individual may have on the Company, the skills and experience required by the job, comparisons with companies similar to the Company and the performance and potential of the incumbent in the job.

        Long-term incentive compensation, pursuant to the 1998 Option Plan, to the Company’s Chief Executive Officer and President, as well as other executive officers, including the Named Executive Officers, is designed to integrate compensation with the Company’s annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, assist in the retention of executives and align the long-term interests of management with those of the Company’s shareholders. The Compensation Committee makes recommendations to the Board regarding the granting of restricted stock awards and stock option grants to executive officers, including Named Executive Officers, and key personnel. Awards vest and options become exercisable based upon criteria established by Company Compensation Committee which are also subject to Board approval. Currently, such criteria consist of six major components: (1) salary, (2) financial performance bonus, (3) MBO bonus, (4) stock options and/or grants, (5) annual performance reviews, and (6) an ownership philosophy.

        During Fiscal 2005, the Compensation Committee made awards of incentive stock options to certain of the Company’s executive officers as follows: shares. The Compensation Committee also recommended that stock options be granted to certain other non-executive officers of the Company.

        The compensation of Mr. Traynor, who served as the Company’s Chief Executive Officer and President for Fiscal 2005, was determined by applying a process and philosophy similar to that of other executive officers. In Fiscal 2005, Mr. Traynor was approved to begin receiving a base salary of $230,000.

        The Compensation Committee does not anticipate that any of the compensation payable to executive officers of the Company in the coming year will exceed the limits and deductibilities set forth in section 162(m) of the Code. The Compensation Committee has not established a policy regarding compensation in excess of these limits, but will continue to monitor this issue.

Dr. Evers
Robert Heller
Dennis Leisz

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. Michael J. Evers, a director of the Company and member of the Company’s Compensation Committee, is also a director of Wavecrest Corporation. Dennis J. Leisz, a director of the Company and member of the Company’s Compensation Committee, is the Chief Executive Officer and President of Wavecrest Corporation. No other executive officer of the Company serves as an officer, director or member of a compensation committee of any entity whose executive officer or director is a director of the Company.

Shareholder Return Performance Presentation

        The following line graph compares the cumulative total shareholder return on the Common Stock to the cumulative total return of the Russell 2000 (RUX) and the PHGILA SemiCon (SOXX) Index for the last five years. Returns are based on a $100 investment on September 1, 1999, and are calculated assuming reinvestment of dividends during the period presented. The Company has not paid any dividends.

TOTAL RETURN TO SHAREHOLDERS

August 31,	HEI, Inc.	Russell 2000	PHGILASemiCon

2000	355.98	121.63	220.89
2001	127.08	78.88	107.81
2002	77.32	65.81	57.51
2003	66.45	83.74	87.37
2004	26.95	92.24	71.08
2005	53.89	112.20	90.76

Employment Contracts

        Effective July 1, 2004, the Company entered into employment agreements with Ms. Anderson and Mr. Barnes. The Agreement with Ms. Anderson provides for Ms. Anderson’s employment as Human Resources Representative of our Advanced Medical Operations and an annualized base salary of $60,000 The Agreement with Mr. Barnes provides for Mr. Barnes’s employment as Chief Information Officer and an annualized base salary of $90,000. Effective October 1, 2003, the Company entered into employment agreements with Dr. Stole, Mr. Hawksworth and Mr. Vetricek. The agreement with Dr. Stole provides for Dr. Stole’s employment as Chief Technical Officer and an annualized base salary of $125,000. The Agreement with Mr. Hawksworth provides for Mr. Hawksworth’s employment as Vice President of Sales and Marketing and an annualized base salary of $140,000. The agreement with Mr. Vetricek provides for Mr. Vetricek’s employment as Vice President/General Manager of the Company’s Advanced Medical Operations and an annualized salary of $150,000. Effective April 19, 2004, the Company entered into an employment agreement with Mr. Traynor that provides for Mr. Traynor’s employment as Chief Executive Officer and President and an annualized base salary of $200,000, a $25,000 signing bonus, options to purchase 100,000 shares of Common Stock and a $500 monthly car allowance. Each of these agreements provides that such salaries may be adjusted from time to time by the Company based on the employee’s performance and the Company’s business and financial situation.

        Each of these agreements further provides for annually-renewable one year terms. The Company may elect not to renew the agreement by providing the employee with 30 days advance written notice of non-renewal prior to the expiration of a given term. In addition, during any renewable one year term, each such agreement may be terminated (a) by the Company for cause (as that term is defined in each such agreement); (b) by the Company without cause; (c) upon the death, disability (as defined in each such agreement) or incapacity of the employee; (d) by the employee within six months of a change of control (as defined in each such agreement) upon providing 30 days advance written notice to the Company; and (e) by the employee at any time upon providing 90 days advance written notice to the Company. In the event that any of Dr. Stole, Mr. Hawksworth, Mr. Vetricek, Ms. Anderson, or Mr. Barnes are terminated by the Company without cause, such person may be entitled to receive monthly severance payments equal to 1/12th of his or her annualized base salary at the time of termination, less applicable withholdings, for up to the earlier of (a) three months from his or her termination date or (b) the date on which he or she begins earning income from other work activities. In the event that Dr. Stole, Mr. Hawksworth, Mr. Vetricek, Ms. Anderson, or Mr. Barnes terminates his or her employment within six months of a change of control of the Company, such person may be entitled to receive monthly severance payments equal to 1/12th of his or her annualized base salary at the time of termination for up to the earlier of (a) twelve months from his or her termination date or (b) the date on which he or she begins earning income from other work activities. In the event Mr. Traynor is terminated by the Company without cause or if he terminates his own employment within six months of a change of control of the Company, he may be entitled to receive monthly severance payments equal to the sum of 18 months of his annualized base salary at the time of termination for 18 months from his termination date. To obtain this severance pay in either termination situation, each of Mr. Traynor, Dr. Stole, Mr. Hawksworth, Mr. Vetricek, Ms. Anderson, or Mr. Barnes must meet various conditions set out in their respective employment agreements, including but not limited to signing a satisfactory separation and release agreement.

        Each of these agreements contains standard confidential information and invention assignment provisions, as well as 18 month post-employment non-compete and non-solicitation provisions. Each of the agreements also contains an arbitration clause.

        Timothy Clayton of Emerging Capital was appointed interim Chief Financial Officer of HEI, Inc. (the “Company”) effective January 17, 2005. Effective February 28, 2005, Emerging Capital and the Company entered into an Engagement Letter (the “Agreement”) pursuant to which Mr. Clayton will provide consulting services to the Company consistent with the duties and responsibilities of the Chief Financial Officer for an initial period from January 15, 2005 through April 30, 2005 at a monthly consulting fee of $15,000 payable on the first day of each month during the term of the Agreement. The Agreement is terminable by either party upon five days advance written notice to the other; provided, however, that upon termination of the Agreement, the Company is obligated to pay the full monthly consulting fee to Emerging Capital for the month in which the Agreement is terminated. Under the Agreement, Emerging Capital and the Company have agreed to discuss the Company’s needs at the end of the initial term of the Agreement and determine at that time whether to extend the term of the Agreement. The Agreement provides that Emerging Capital is an independent contractor and that neither Mr. Clayton nor Emerging Capital is an employee of the Company.

             Under the Agreement, the Company agreed, subject to approval of the Company’s Board of Directors, to grant Emerging Capital an option to purchase up to 20,000 shares of the Company’s common stock with a seven year term under the Company’s 1998 stock option plan at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Options to purchase 10,000 shares of the Company’s common stock will vest six months after the date of grant and options to purchase the remaining 10,000 shares of the Company’s common stock will vest one year after the date of grant. If the Company terminates the Agreement or decides not to renew the Agreement, the options will remain outstanding until the expiration date. If Emerging Capital terminates the Agreement prior to the end of the initial term of the Agreement, the options will immediately terminate. The Company also agreed to indemnify Emerging Capital and its principals and affiliates against any damage, loss, cost, expense, obligation, claim or liability incurred by them in connection with the performance of Emerging Capital’s obligations under the Agreement unless a court renders a final judgment that such damage, loss, cost, expense, obligation, claim or liability resulted from Emerging Capital’s gross negligence or intentional misconduct. In addition, the Company agreed to not hold Emerging Capital or its principals and affiliates liable for any actions by third parties.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company holds a promissory note from Mr. Traynor, its Chief Executive Officer and President, in the amount of $201,500. This promissory note, dated April 2, 2001, and amended on July 17, 2002, was issued in exchange for a loan from the Company that Mr. Traynor used to exercise options to purchase Common Stock. Interest on this promissory note is paid annually in arrears on the unpaid balance from the date of the promissory note. In accordance with generally accepted accounting principles, the rate of interest on this note is a fair value rate based on Mr. Traynor’s incremental floating rate for a similar loan. The term of this promissory note is five years and is due and payable on April 2, 2006. Interest only payments were required for the first two years, with annual installments plus interest to be paid for the remainder of the term.

AUDIT COMMITTEE REPORT

        The following Audit Committee Report will not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under the Securities Act or the Exchange Act.

        The current members of the Audit Committee are Messrs. Floeder (Chair), Heenan and Heller, each of whom is “independent” as that term is defined in the NASDAQ Marketplace Rules and satisfies the audit committee independence standard under Rule 10A-3(b)(1) of the Exchange Act. The Audit Committee held 15 meetings during Fiscal 2005. The Audit Committee operates under a written Audit Committee Charter that was approved by the Board, upon recommendation of the Audit Committee, on March 2, 2005. The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for Fiscal 2005 with the management of the Company. Additionally, the Audit Committee discussed with Virchow Krause, the Company’s independent registered accounting firm for Fiscal 2005, the matters required by SAS No. 61. The Audit Committee also received the written disclosures and the letter from Virchow Krause required by the Independence Standards Board Standard No. 1 and has discussed with the auditing firm its independence. Based on the discussions and reviews noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2005.

Timothy F. Floeder (Chair)
George Heenan
Robert Heller

PROPOSAL NO. 2

APPROVAL OF INCREASE IN NUMBER OF SHARES

AUTHORIZED UNDER THE 1998 OPTION PLAN

        Any person who is, or has agreed to become, an officer, director or key employee of the Company is eligible to participate in the 1998 Option Plan. As of August 31, 2005, the total number of officers, directors and full-time employees of the Company was 368. The Compensation Committee determines which officers, directors and key employees of the Company will participate in the 1998 Option Plan each year.

        The 1998 Option Plan was adopted by the Company effective as of November 18, 1998, and approved by the shareholders of the Company at the Company’s 1999 Annual Meeting of Shareholders. As originally adopted, and approved by shareholders, 400,000 shares of Common Stock were reserved for issuance under the 1998 Option Plan. Subsequently, the Board and shareholders approved increases in the number of shares of Common Stock to be issued under the 1998 Option Plan of 200,000, 400,000, 300,000 and 350,000, respectively, so that the total number of shares of the Common Stock currently reserved for issuance under the 1998 Option Plan is 1,650,000. The Board has approved, and is recommending to the shareholders, an increase in the number of shares of Common Stock that may be issued under the 1998 Option Plan to 2,000,000 shares under the 1998 Plan, which represents an increase of 350,000 shares.

Proposed Increase in Number of Shares

        The 1998 Option Plan authorizes the grant of both incentive and non-statutory stock options to purchase shares of Common Stock (“Option Rights”), stock appreciation rights (“Appreciation Rights”), restricted shares (“Restricted Shares”) and deferred shares (“Deferred Shares”). A maximum of 1,650,000 shares of Common Stock are currently authorized to be issued under the 1998 Option Plan. As of the end of Fiscal 2005, all but 191,045 shares had been issued or were subject to currently outstanding Option Rights. Since adoption of the 1998 Option Plan, 1,458,955 shares of Common Stock have been issued upon exercise of Option Rights.

        The Board and the Compensation Committee believe that granting awards of Option Rights, Appreciation Rights, Restricted Share and Deferred Shares is important to attract and retain qualified officers, directors, employees and consultants, and to motivate such persons to produce a superior return for the shareholders of the Company. Awards of Option Rights, Restricted Shares and Deferred Shares (and, in some cases, Appreciation Rights) enable such persons to acquire shares of Common Stock, thereby increasing their personal involvement in the Company, offering them an opportunity to realize stock appreciation and rewarding them for achieving a high level of corporate financial performance. Awards of Option Rights, Appreciation Rights, Restricted Shares and Deferred Shares also enable the Company to obtain and retain the services of, and compensate, officers, directors, employees and consultants without depleting the Company’s cash resources.

        In order to have sufficient shares available for issuance under the 1998 Option Plan, the Board has recommended that the number of shares of Common Stock reserved and available for issuance under the 1998 Option Plan be increased to 2,000,000, which represents an increase of 350,000 shares.

Description of Material Terms of the 1998 Option Plan

        The Compensation Committee may grant Option Rights that entitle the participant to purchase shares of Common Stock on such terms and conditions as the Compensation Committee may determine at the time of grant. No participant may be granted Option Rights and Appreciation Rights, in the aggregate, for more than 200,000 shares during any calendar year. Each award of Option Rights must specify an “option price,” or the price per share of Common Stock, which may not be less than fair market value on the date of grant. The Compensation Committee may provide that the option price is payable at the time of exercise (i) in cash, (ii) by the transfer to the Company of non-forfeitable, non-restricted shares of Common Stock that are already owned by the participant, (iii) with any other legal consideration the Compensation Committee may deem appropriate, or (iv) by any combination of such methods of payment. Any grant may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates. Any grant may provide for automatic grant of reload option rights upon the exercise of Option Rights, including reload option rights, for shares of Common Stock or any other non-cash consideration authorized under the 1998 Option Plan, except that the term of any reload option right will not extend beyond the term of the Option Right originally exercised. Option Rights granted under the 1998 Option Plan may be Option Rights that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, or Option Rights that are not intended to so qualify. With respect to grants of incentive stock options to a holder of 10% or more of the shares of Common Stock of the Company, the option price may not be less than 110% of the fair market value on the date of grant. Any award of Option Rights may provide for the payment of dividend equivalents to the participant on a current, deferred or contingent basis or may provide that dividend equivalents be credited against the option price. No Option Right may be exercised more than ten years from the date of grant. Each grant must specify the period of continuous employment with, or continuous engagement of consulting services by, the Company or any subsidiary that is necessary and/or the individual or aggregate performance criteria that must be satisfied before the Option Rights will become exercisable. Each award of Options Rights may also provide for the earlier exercise of the Option Rights in the event of a change of control of the Company or other similar transaction or event. Successive grants may be made to the same participant regardless of whether Option Rights previously granted to him or her remain unexercised.

        An Appreciation Right represents the right to receive from the Company an amount, which is determined by the Compensation Committee and expressed as a percentage (not exceeding 100%) of the “spread,” as that term is defined in the 1998 Option Plan, at the time of the exercise of an Appreciation Right. Appreciation Rights granted under the 1998 Option Plan may be either freestanding Appreciation Rights or tandem Appreciation Rights. In the case of a freestanding Appreciation Right, the spread will be the amount by which the market value per share of Common Stock on the date when the Appreciation Right is exercised exceeds the base price specified in the Appreciation Right. In the case of a tandem Appreciation Right, the spread is the amount by which the market value per share of Common Stock on the date when the Appreciation Right is exercised exceeds the option price specified in the Appreciation Right. Tandem Appreciation Rights may only be exercised (i) at a time when the related Option Right is exercisable and the spread is positive, and (ii) by the surrender of the related Option Right for cancellation. A free-standing Appreciation Right (i) must specify a base price per share of Common Stock, which may be equal to or greater or less than the fair market value of a share of Common Stock on the date of grant, and (ii) may not be exercised more than ten years from the date of grant. Successive grants of freestanding Appreciation Rights may be made to the same participant, regardless of whether any freestanding Appreciation Rights previously granted remain outstanding. Any grant of Appreciation Rights must specify the period or periods of continuous employment, or continuous engagement of the consulting services, of the participant by the Company or any subsidiary that are necessary and/or the individual or aggregate performance criteria that must be satisfied before the Appreciation Rights will become exercisable, and permissible dates or periods on or during which Appreciation Rights will be exercisable. Any grant of Appreciation Rights may specify that the amount payable by the Company upon the exercise may be paid in cash, in shares of Common Stock or a combination thereof, and may either grant to the participant or reserve to the Compensation Committee the right to elect among those alternatives, or preclude the right of the participant to receive, and the Company to issue, shares of Common Stock or other equity securities in lieu of cash. In addition, any grant may specify that the Appreciation Right may be exercised only in the event of a change in control of the Company. Subject to adjustment as provided in the 1998 Option Plan, no participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 200,000 shares of Common Stock during any calendar year. The Compensation Committee may provide with respect to any grant of Appreciation Rights for the payment of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

        An award of Restricted Shares involves the immediate transfer by the Company of the ownership of shares of Common Stock to a participant in consideration of the performance of services. The participant is immediately entitled to voting, dividend and other ownership rights in the shares of Common Stock, subject to the substantial risk of forfeiture and restrictions. The transfer may be made without additional consideration from the participant or for consideration in an amount that is less than the fair market value of the shares of Common Stock on the date of grant, as the Compensation Committee may determine. Restricted Shares must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, for a period to be determined by the Compensation Committee on the date of grant. In order to enforce these forfeiture provisions, during the period for which the substantial risk of forfeiture is to continue, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee on the date of grant. The Compensation Committee may provide for a shorter period during which the substantial risk of forfeiture provisions are to apply in the event of a change in control of the Company or other similar transaction or event.

        An award of Deferred Shares constitutes an agreement by the Company to deliver shares of Common Stock to the participant in the future in consideration of the performance of services, subject to the fulfillment of such conditions during the “deferral period,” as that term is defined in the 1998 Option Plan, as the Compensation Committee may specify. During the deferral period, the participant (i) has no right to transfer any rights covered by the award, (ii) has no rights of ownership in the Deferred Shares, and (iii) has no right to vote the Deferred Shares covered by the award. On or after the date of any award of Deferred Shares, the Compensation Committee may authorize the payment of dividend equivalents on Deferred Shares in cash or additional shares of Common Stock on a current, deferred or contingent basis. Awards of Deferred Shares may be made without additional consideration or for consideration in an amount that is less than the fair market value of the shares of Common Stock on the date of grant. Deferred Shares must be subject to a deferral period, as determined by the Compensation Committee on the date of grant, except that the Compensation Committee may provide for an earlier termination of the deferral period in the event of a change in control of the Company or other similar transaction or event.

        No Option Right or Appreciation Right is transferable by a participant except (i) by will or the laws of descent and distribution, (ii) to one or more members of the participant’s immediate family, or (iii) to a trust established for the benefit of the participant and/or one or more members of the participant’s immediate family. In addition, Option Rights and Appreciation Rights may not be exercised during a participant’s lifetime except by (i) the participant, (ii) a permitted transferee of the participant, or (iii) in the event of the legal incapacity of the participant or any such transferee, by the guardian or legal representative of the participant or such transferee (as applicable) acting in a fiduciary capacity on behalf thereof under state law and court supervision. The Compensation Committee may specify at the date of grant that all or any part of the shares of Common Stock that are to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or upon the termination of the deferral period applicable to Deferred Shares, or are to be no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the 1998 Option Plan with respect to Restricted Shares, are subject to further restrictions on transfer.

        The maximum number of shares of Common Stock that may be issued or transferred under the 1998 Option Plan, the number of shares of Common Stock covered by outstanding Option Rights or Appreciation Rights and the option prices or base prices per share applicable thereto, and the number of shares of Common Stock covered by outstanding awards of Deferred Shares, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events. In the event of any such transaction or event, the Compensation Committee may in its discretion provide in substitution for any or all outstanding awards under the 1998 Option Plan such alternative consideration as it may in good faith determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Compensation Committee may also, as it determines to be appropriate in order to reflect any such transaction or event, make or provide for such adjustments in the number of shares of Common Stock that may be issued or transferred and covered by outstanding awards under the 1998 Option Plan and the number of shares of Common Stock permitted to be covered by Option Rights and Appreciation Rights, granted to any one participant during any calendar year.

        The 1998 Option Plan is administered by the Compensation Committee or, in the absence of a compensation committee, by the Board. At any time that awards under the 1998 Option Plan are subject to Rule 16b-3 of the Exchange Act, each member of the Compensation Committee must be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act. Additionally, at any time that the Company is subject to Section 162(m) of the Code, each member of the Compensation Committee must be an “outside director,” within the meaning of Section 162(m). In connection with its administration of the 1998 Option Plan, the Compensation Committee is authorized to interpret the 1998 Option Plan and related agreements and other documents. The Compensation Committee may make grants to participants under any or a combination of all of the various categories of awards that are authorized under the 1998 Option Plan, and may condition the grant of awards on the surrender or deferral by the participant of the participant’s right to receive a cash bonus or other compensation otherwise payable by the Company or a subsidiary to the participant. The 1998 Option Plan may be amended from time to time by the Compensation Committee. However, the Compensation Committee may not, without further approval by the shareholders of the Company, amend the 1998 Option Plan to (i) increase the aggregate number of shares of Common Stock that may be issued or transferred and covered by outstanding awards, (ii) increase the number of shares of Common Stock that may be granted to any participant in any calendar year, or (ii) otherwise cause Rule 16b-3 of the Exchange Act to cease to be applicable to the 1998 Option Plan.

Certain Federal Tax Consequences

        The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 1998 Option Plan based on federal income tax laws in effect on the date of this proxy statement. This summary assumes that any Common Stock received under the 1998 Option Plan will be a capital asset in the hands of the participant. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

        In general: (i) no income will be recognized by an optionee at the time a nonqualified Option Right is granted; (ii) at the time of exercise of a nonqualified Option Right, ordinary income will be recognized by the optionee in an amount equal to the difference between the fair market value of the shares at that time and the option price paid for the shares if they are non-restricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonqualified Option Right, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. No income generally will be recognized by an optionee upon the grant or qualifying exercise of an incentive stock option. However, for purposes of calculating the optionee’s alternative minimum tax the exercise of an incentive stock option results in an item of adjustment generally equal to the difference between the fair market value of the shares of Common Stock at exercise and the option exercise price. If shares of Common Stock are issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. No income will be recognized by a participant in connection with the grant of an Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of any cash, and the fair market value of any non-restricted shares of Common Stock, received pursuant to the exercise. A recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares reduced by any amount paid by the recipient at such time as the shares are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject at that time to a substantial risk of forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient not eligible for the 15% federal income tax rate on qualified dividends. No income generally will be recognized upon the grant of Deferred Shares. The recipient of a grant of Deferred Shares generally will be subject to tax at ordinary income rates on the fair market value of non-restricted shares of Common Stock on the date that the Deferred Shares are transferred to him or her, reduced by any amount paid by him or her, and the capital gains or loss holding period for the Deferred Shares will also commence on that date.

        To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1.0 million limitation on certain executive compensation, and (ii) any applicable reporting obligations are satisfied.

        A new section, Section 409A, was added to the Code at the end of 2004 by the American Job Creation Act of 2004. Section 409A makes significant changes to the tax treatment of certain types of deferred compensation. Failure to comply with the requirements of Section 409A results in current income of amounts deferred, along with interest and significant tax penalty. Certain types of equity-base compensation are exempt from 409A. The Company intends to operate the 1998 Option Plan so that all grants under the 1998 Options Plan are exempt from 409A. The tax discussion above assumes that the 1998 Option Plan is in fact operating in this manner.

New Plan Benefit Information

        The Company has not issued, nor has any current plans to issue, to any specific person any options to purchase shares from the additional 350,000 shares for which authorization is sought pursuant to Proposal 2. Any future benefits granted under the 1998 Option Plan, including options to purchase the additional 350,000 shares for which authorization is sought pursuant to Proposal No. 2, will be made at the discretion of the Company’s Compensation Committee and, accordingly, are not determinable at this time.

Required Vote; Board Recommendation

        The affirmative vote of a majority of the number of shares of Common Stock entitled to vote and represented at the Annual Meeting, in person or by proxy, is required for the approval of the increase in the number of shares of Common Stock reserved and available for issuance under the 1998 Option Plan to , which represents an increase of shares.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THIS PROPOSAL NO. 2

        Unless you specify otherwise, it is the intention of the persons named in the accompanying Proxy to vote FOR the increase in the number of shares of Common Stock reserved and available for issuance under the 1998 Option Plan.

PROPOSAL NO. 3

APPROVAL OF 2005 HEI, INC. EMPLOYEE STOCK PURCHASE PLAN

New Plan Benefit Information

        The Board has approved, subject to the shareholders’ approval, the HEI, Inc. 2005 Employee Stock Purchase Plan, which includes a total of 300,000 shares of the Company’s Common Stock reserved for issuance under the Plan. The Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The Company will implemented the Plan on March 1, 2006 provided the requisite shareholder vote is received. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. A general description of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan attached hereto as Appendix B.

Description Of The Plan

        Purpose.        The purpose of the Plan is to provide eligible employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Common Stock from the Company on favorable terms and paying for such purchases through periodic payroll deductions.

        Administration.        The Plan is administered by the Compensation Committee of the Board; although, in absence of such committee, the Plan will be administered by the Board itself (collectively, the administrator of the Plan will be referred to as the “Committee”). The Committee interprets the Plan and makes all other policy decisions relating to the operation of the Plan.

        Eligibility.        Any employee of the Company (or any designated subsidiary) whose customary employment is for more than five (5) months per calendar year and for more than thirty-two (32) hours per week and who has been employed for at least six (6) months at the start of an offering period is eligible to participate in the Plan. Employees become participants under the Plan by delivering to the Company an enrollment form authorizing payroll deductions within a specified period of time prior to the commencement of each offering period. No employee is permitted to purchase Common Stock under the Plan if such employee owns more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company (including shares which may be purchased under the Plan or pursuant to any other options). In addition, no employee is entitled to purchase more than $25,000 worth of shares in any calendar year or more than 15,000 shares in any offering period.

        Contribution Period.        During each calendar year, two (2) offering periods, each with a duration of six (6) months, will commence on March 1 and October 1. Each offering period contains a six-month contribution period, with purchases occurring at the end of each six-month contribution period. The first offering and contribution periods will commence on March 1, 2006 through August 31, 2006.

        Purchase Price.        The price of each share of Common Stock purchased under the Plan will be ninety-five percent (95%) of the lower of (i) the fair market value per share of Common Stock on the last trading day of the offering period or (ii) the fair market value per share of Common Stock on the last trading day before the offering date. The purchase price of the shares is accumulated by payroll deductions over each contribution period. The deductions may not exceed 10% of an employee’s compensation and no more than 15,000 shares may be purchased on any purchase date. All payroll deductions of a participant are credited to his or her account under the Plan and such funds may be used by the Company for any corporate purpose.

        Termination.        Employees may end their participation in the Plan at any time during the contribution period and participation ends automatically upon termination of employment with the Company for any reason, including the death of the employee.

        Change of Control.        In the event of a change in control, all offering periods and contribution periods will terminate and each outstanding purchase right will be exercised.

        Amendment.        The Board may amend or terminate the Plan at any time. However, the Board may not, without shareholder approval, increase the number of shares of Common Stock reserved for issuance under the Plan.

        Antidilution Provisions. The Board shall equitably adjust the maximum number of shares of Common Stock reserved for issuance under the Plan in the event of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration.

Tax Information

        The Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such a plan, no taxable income is recognized by participants either when a purchase right is granted at the beginning of the offering period or when shares are purchased at the end of a contribution period.

        The IRS has in the past stated that participants will recognize income in the year in which they make a disposition of the purchased shares. The term “disposition” generally includes any transfer of legal title, whether by sale, exchange or gift. It does not include a transfer to a participant’s spouse, a transfer into joint ownership if the participant remains one of the joint owners or a transfer into a participant’s brokerage account. Hence, a participant will be subject to federal income tax on the purchased shares only when he or she disposes of them.

        A participant’s federal income tax liability will depend on whether he or she makes a qualifying or disqualifying disposition of the purchased shares. A qualifying disposition will occur if the sale or other disposition of those shares is made after the participant has held the shares for (a) more than two (2) years after the start date of the applicable offering period, and (b) more than one (1) year after the actual purchase date. A disqualifying disposition is any sale or disposition which is made before either of these two holding periods is satisfied.

        If a participant makes a qualifying disposition, he or she will recognize ordinary compensation income in the year of the qualifying disposition equal to the lesser of (a) the amount by which the fair market value of the shares on the date of the qualifying disposition exceeds the purchase price paid for those shares, or (b) 15% of the fair market value of the shares on the start date of the offering period during which those shares were purchased. The Company is not entitled to an income tax deduction with respect to such disposition. Any additional gain recognized upon the qualifying disposition will be treated as long-term capital gain. If the fair market value of the shares on the date of the qualifying disposition is less than the purchase price a participant paid for the shares, there will be no compensation income, and any loss recognized will generally be a capital loss.

        If a participant disposes of the shares acquired under the Plan prior to meeting the above described holding period, he or she will recognize ordinary compensation income in the year of disposition equal to the difference between the fair market value of the stock at the date of exercise and the purchase price and capital gain or loss equal to the difference between the amount realized on the sale and the fair market value on the date of exercise. The capital gain or loss realized will be treated as long-term if the participant held the stock at least twelve months. The Company is entitled to an income tax deduction in the amount of the ordinary compensation income recognized by the participant with respect to the disqualifying disposition provided the Company reports such ordinary compensation income to the participant on Form W-2 or 1099 in the year of the disqualifying disposition.

        The foregoing is only a summary of the general effect of the U.S. federal income taxation upon participants and the Company with respect to the purchase of shares under the Plan and the subsequent sale of such shares. This summary does not discuss the income tax laws of any state or foreign country in which a participant may reside. A participant should consult his or her own tax advisor as to the tax consequences of any particular transaction under the Plan.

Required Vote; Board Recommendation

        The affirmative vote of a majority of the number of shares of Common Stock entitled to vote and represented at the Annual Meeting, in person or by proxy, is required for the approval of the issuance of number of shares of Common Stock reserved and available for creating an approved employee stock purchase plan.

        THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THIS PROPOSAL NO. 3

        Unless you specify otherwise, it is the intention of the persons named in the accompanying Proxy to vote FOR the issuance of number of shares of Common Stock reserved and available for creating an approved employee stock purchase plan.

PROPOSAL NO. 4

APPROVAL OF AN INCREASE IN NUMBER OF AUTHORIZED SHARES

        The Board, subject to approval of the shareholders, authorized an amendment to the Company’s Articles of Incorporation (the “Articles”) to increase the number of our authorized shares of stock from 15,000,000 to 25,000,000 shares. If this proposal is approved by the shareholders, we will file an amendment to our Articles of Incorporation with the Minnesota Secretary of State. A copy of that amendment is attached hereto as Appendix C.

        As of November 15, 2005, the Company had approximately 9,479,000 shares of Common Stock outstanding and approximately 2,656,000 shares reserved for future issuance under our compensation plans—including the 1989 Omnibus Stock Compensation Plan, 1991 Stock Option Plan, 1998 Option Plan and 1998 Director Plan (collectively, the “Plans”). Approximately 3,000,000 shares of Common Stock presently remain available for future issuance.

        Our Board believes that the proposed increase in authorized shares of stock will benefit the Company by providing flexibility to issue shares of stock for a variety of business and financial objectives, including providing shares and options under the Plans and effectuating future financings or acquisitions, in the future without the necessity of delaying such activities for further shareholder approval, except as may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or national securities association trading system on which our securities may be listed or quoted.

        The Board anticipates that it will use the additional shares of authorized stock to provide compensation to its employees, officers and directors under the Plans as described in this Proxy. If Proposal 2 and/or Proposal 3 are approved by the shareholders, some of the Common Stock issued under the 1998 Option Plan and the 2005 HEI, Inc. Employee Stock Purchase Plan will be issued from the additional shares created under this Proposal 4. Other than as described elsewhere in this Proxy, the Company has no current plans, proposals or arrangements to issue additional shares of stock at this time.

        This amendment and the creation of additional shares of authorized stock will not alter the current number of issued shares or change the relative rights and limitations of the shares of Common Stock. The terms of the additional shares of capital stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, any issuance of additional shares of stock will reduce the current shareholders’ percentage ownership interest in the total outstanding shares of stock. The authorization and subsequent issuance of additional shares of stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. The actual effect on the holders of Common Stock cannot be ascertained until the shares of stock are issued in the future. However, such effects might include dilution of the voting power and reduction of distributions or amounts available upon a liquidation of the Company.

        The authorization and subsequent issuance of additional shares of Common Stock by the Company potentially may make it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management. In addition, the Board could issue large blocks of stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval. However, the increase in the authorized shares of stock has not been proposed for any anti-takeover related purpose and the Board and the Company have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of its stock.

Required Vote; Board Recommendation

        The affirmative vote of a majority of the number of shares of Common Stock entitled to vote and represented at the Annual Meeting, in person or by proxy, is required to adopt an amendment to our Articles in order to increase the number of our authorized shares of stock from 15,000,000 to 25,000,000 shares.

        THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THIS PROPOSAL NO. 4

        Unless you specify otherwise, it is the intention of the persons named in the accompanying Proxy to vote FOR the adoption of an amendment to the Company’s Articles in order to increase the number of our authorized shares of stock from 15,000,000 to 25,000,000 shares.

Equity Compensation Plan Information

        The following table sets forth certain information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of the existing equity compensation plans as of August 31, 2005.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)

Equity compensation plans approved by shareholders	1,656,975	$4.59	191,045
Equity compensation plans not approved by shareholders	—	—	—

Total	1,656,975	$4.59	191,045

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and shareholders who own more than 10% of the Common Stock file reports of ownership and changes in ownership of Common Stock with the SEC. To the Company’s knowledge, based on a review of the copies of such reports furnished to it and other information available to it, the Company believes that all necessary reports were filed timely.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Virchow Krause provided services to the Company during Fiscal 2005, which included, among other things, the audit of the Company’s Fiscal 2005 consolidated financial statements, examination of the Company’s Annual Report on Form 10-K for Fiscal 2005, reviews of the Company’s Quarterly Reports on Form 10-Q, and review of registration statements and other filings made with the SEC.  A representative of Virchow Krause is expected to be present at the Annual Meeting.

        KPMG LLP (“KPMG”) provided services to the Company during Fiscal 2004 and Fiscal 2003, which included, among other things, the audit of the Company’s Fiscal 2004 and Fiscal 2003 consolidated financial statements, examination of the Company’s Annual Report on Form 10-K for Fiscal 2004 and Fiscal 2003, reviews of the Company’s Quarterly Reports on Form 10-Q, and review of registration statements and other filings made with the SEC.  KPMG was not selected as our independent auditors for the year ending August 31, 2005. The reports of KPMG on the consolidated financial statements for the past two fiscal years ending August 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle and, to date, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG would have caused them to make reference thereto in their report on the consolidated financial statements for such years.

Audit Fees

        The following table presents the aggregate fees billed to the Company in each of Fiscal 2004 and Fiscal 2005 for professional services rendered by KPMG and Virchow Krause.

	Fiscal 2004	Fiscal 2005

Audit Fees	$441,805	$432,421
Audit Related Fees (1)	$10,500	$5,000
Tax Fees	—	—
All Other Fees(2)	$108,500	$29,855

Total Fees	$560,805	$467,276

_________________

(1)	Audit Related fees consisted principally of fees for audits of financial statements of the 401(k) benefit plan.

(2)

In Fiscal 2005, all Other Fees related to reviews of Registration Statement on Form S-1. In Fiscal 2004, all Other Fees consisted of $18,500 for the reviews of Registration Statements on Forms S-3 and S-8 and $90,000 in fees related to the investigation involving the activities of Mr. Fant.

Audit Committee Pre-Approval Policy

        The Audit Committee of the Board has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm engaged to audit the Company’s consolidated financial statements. The policy requires that all services to be provided by the Company’s auditor, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by during Fiscal 2005.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

        In order to be eligible for inclusion in the Company’s proxy materials for the 2007 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the principal office of the Company, 1495 Steiger Lake Lane, Victoria, Minnesota, 55386, no later than October 6, 2006. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act. Shareholders who intend to present a proposal at the 2007 Annual Meeting of Shareholders without including such proposal in the Company’s proxy statement must provide the Company with notice of such proposal (i) not less than 50 days prior to the date of the 2007 Annual Meeting of Shareholders, or (ii) in the event that less than 60 days notice or prior public disclosure of the date of the 2007 Annual Meeting of Shareholders is given or made to shareholders, notice by the shareholder must be received no later than the close of business on the tenth day following the first date on which notice of the date of the 2007 Annual Meeting of Shareholders was mailed or publicly disclosed. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

AVAILABILITY OF REPORT ON FORM 10-K

        Additional copies of the Company’s Annual Report on Form 10-K for Fiscal 2005 may be obtained without charge by writing to Timothy Clayton, Chief Financial Officer, HEI Shareholder Relations, 1495 Steiger Lake Lane, Victoria, Minnesota, 55386.

OTHER MATTERS

        The Board does not intend to present any business to the meeting other than as specifically set forth in the Notice of Annual Meeting of Shareholders and currently knows of no other business to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the Proxies will vote on such matters in accordance with their judgment of the best interests of HEI.

By Order of the Board of Directors,
Timothy Clayton Chief Financial Officer
Dated: December 1, 2005

APPENDIX A

HEI, INC.

AUDIT COMMITTEE CHARTER

        This Audit Committee Charter (this “Charter”) was adopted by the Board of Directors (the “Board”) of HEI, Inc. (the “Company”) on March 2, 2005.

        1.        Purpose. The Audit Committee of the Board (the “Audit Committee”) is appointed by the Board:

1.1 To assist in monitoring: (a) the integrity of the Company’s financial statements; (b) the independent auditor’s qualifications and independence; (c) the performances of the Company’s internal audit function and independent auditors; and (d) the Company’s compliance with legal and regulatory requirements.

1.2 To prepare the report required by the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement (the “Audit Committee Annual Report”).

        2.        Membership. The Audit Committee will consist of no fewer than three members. The members of the Audit Committee will meet the independence and experience requirements of Sections 4200(a)(14) and 4200(a)(15) of the NASDAQ Marketplace Rules, Section 10A(m)(3) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and all other rules and regulations adopted from time to time by NASDAQ or the Commission.

        At least one member of the Audit Committee will be (a) an “audit committee financial expert,” as that term is defined in Item 401 of Regulation S-K, and (b) a “financially sophisticated audit committee member,” as that term is defined in Section 4350(d)(2)(A) of the NASDAQ Marketplace Rules. At minimum, all members of the Audit Committee will be able to read and understand financial statements, including the Company’s balance sheets, income statements and cash flow statements.

        3.        Meetings. The Audit Committee will meet as often as it deems necessary and appropriate, which in no event will be less frequently than quarterly. The Audit Committee will meet periodically with the Company’s management, senior internal auditing executives and independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

        4.        Audit Committee Authority and Responsibilities.

4.1 In General. The Audit Committee will have the sole authority to appoint or replace the Company’s independent auditor. The Audit Committee will be directly responsible for the compensation and oversight of the work of the Company’s independent auditor (including resolution of disagreements between the Company’s management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor will report directly to the Audit Committee.

The Audit Committee will preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such a subcommittee to grant preapprovals will be presented to the full Audit Committee for final approval at its next meeting.

The Audit Committee will have the authority, to the extent it deems necessary and appropriate, and in its sole discretion, to retain independent legal, accounting or other advisors. The Company will provide the appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any other advisors employed by the Audit Committee.

The Audit Committee will make regular reports to the Board. The Audit Committee will review and reassess the adequacy of this Charter annually and recommend proposed changes to the Board for approval. The Audit Committee will annually review and make recommendations to the Board based on its own performance.

4.2 Specific Oversight and Review Responsibilities. The Audit Committee, to the extent it deems necessary or appropriate, will do the following:

(a) Financial Statement and Disclosure Matters.

(i) Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

(ii) Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Quarterly Report on Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

(iii) Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any steps adopted in light of any material control deficiencies.

(iv) Review and discuss quarterly reports from the independent auditors on:

(A) All critical accounting policies and practices used.

(B) All alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

(C) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

(v) Discuss with management the Company’s earnings press releases, including the use of pro forma or adjusted non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies, if any. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

(vi) Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

(vii) Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

(viii) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 relating to the conduct of the audit. In particular, discuss:

(A) The adoption of, or changes to, the Company’s significant internal auditing and accounting principles and practices as suggested by the independent auditor, senior internal auditing executives or management.

(B) The management letter provided by the independent auditor and the Company’s response to that letter.

(ix) Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

(b) Relationship with the Company’s Independent Auditor.

(i) Review and evaluate the lead partner of the independent auditor team.

(ii) Obtain and review a report from the independent auditor regarding:

(A) The independent auditor’s internal quality-control procedures.

(B) Any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more of the independent audits carried out by the firm.

(C) Any steps taken to deal with any such issues.

(D) All relationships between the independent auditor and the Company, including the written disclosures and the letter required by Independence Standards Board Standard 1, as that standard may be modified or supplemented from time to time.

In addition, the Audit Committee may from time to time evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and senior internal auditing executives. The Audit Committee will present the results of any such evaluation of the independent auditors to the full Board.

(iii) Ensure the rotation of the audit partners as required by applicable laws, regulations or NASDAQ Marketplace Rules. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

(iv) Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

(v) Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

(vi) Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

(c) Internal Audit Functions.

(i) Review the appointment and replacement of any senior internal auditing executives.

(ii) Review the significant reports to management prepared by the internal auditing department and management’s responses.

(iii) Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of any internal audits.

(d) Oversight Responsibilities.

(i) Obtain from the independent audit assurance that Section 10A(b) of the Exchange Act has not been implicated.

(ii) Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary entities are in conformity with applicable legal requirements. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulation.

(iii) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

(iv) Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

(v) Discuss with the Company’s legal counsel all legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

(e) Additional Responsibilities.

(i) In the Audit Committee Annual Report, the Audit Committee will state whether it has: (A) reviewed and discussed the audited financial statements with management; (B) discussed with the independent auditor the matters required by SAS No. 61, as that statement may be modified or supplemented from time to time; (C) received from the independent auditor the written disclosures and the letter required by Independence Standards Board 1, as that standard may be modified or supplemented from time to time, and has discussed with the independent auditor the independent auditor’s independence; and (D) based on the review and discussions referred to in clauses (A), (B) and (C) above, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

(ii) Conduct of authorize investigations into any matters within the Audit Committee’s scope of responsibilities.

(iii) Review and determine whether to approve any related-party transactions.

5.     Limitation of the Audit Committee’s Role.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP, applicable rules and regulations and the NASDAQ Marketplace Rules. Such matters are the responsibilities of the Company’s management and its independent auditor.

APPENDIX B

2005 HEI, INC.
EMPLOYEE STOCK PURCHASE PLAN

1.     PURPOSE OF THE PLAN

This Plan was adopted by the Board of Directors of HEI, Inc. on October 25, 2005, to be effective as of March 1, 2005. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Corporation by purchasing Common Stock from the Corporation on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under Section 423 of the Code.

2.     ADMINISTRATION OF THE PLAN

4.1.	COMMITTEE COMPOSITION.
The Plan shall be administered by the Board or by the Compensation Committee. (For purposes of this Plan and with respect to the administration of the Plan, references hereinafter to the Committee shall mean either the Committee or the Board.)

4.1.	COMMITTEE RESPONSIBILITIES.
The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons. The Committee shall act by majority vote of its members. An action of the Committee may be taken without a meeting by a unanimous written consent signed by all members of the Committee.

4.1.	PLAN YEAR.
The Plan Year shall consist of a twelve (12) month period commencing on March 1 and ending on February 30 of each year.

3.     ENROLLMENT AND PARTICIPATION

3.1.	OFFERING PERIODS.
While the Plan is in effect, options to purchase shares of Common Stock shall be offered to Participants under the Plan through a series of Offering Periods, continuing for six (6) months, and commencing on March 1 and October 1 of each year (the “Offering Date”) and terminating on the day prior to the next such Offering Date (the “Termination Date”). Offering Periods under the Plan shall continue until either (a) the Committee or Designated Officer decides that no further Offerings shall be made because the Common Stock remaining available under the Plan is insufficient to make an Offering to all Eligible Employees or (b) the Plan is terminated in accordance with Section 15 below. The Committee or Designated Officer shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

3.2.	CONTRIBUTION PERIOD.
While the Plan is in effect, two Contribution Periods shall commence for each plan Year. The Contribution Periods shall consist of six (6) month periods, commencing on March 1and October 1 of each calendar year and ending on the day prior to the next such Offering Date.

3.3.	ENROLLMENT.
Participation in the Plan by an Eligible Employee is voluntary. Any individual who, on the day prior to the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form must be filed with the Corporation at the prescribed location not later than ten (10) business days prior to the commencement of such Offering Period.

3.4.	DURATION OF PARTICIPATION.
Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she (a) ceases to be an Eligible Employee, (b) withdraws from the Plan under Section 5.1 or (c) reaches the end of the Contribution Period in which his or her employee contributions were discontinued under Section 4.4 or 8.2. A Participant who discontinued employee contributions under Section 4.4 or withdrew from the Plan under Section 5.1 may again become a Participant, if he or she is an Eligible Employee, by following the procedure described in Section 3.3, above. A Participant whose employee contributions were discontinued automatically under Section 8.1 or 8.2 shall automatically resume participation at the beginning of the earliest Contribution Period ending in the next calendar year, if he or she then is an Eligible Employee.

3.5.	APPLICABLE OFFERING PERIOD.
For purposes of calculating the Purchase Price under Section 7.2, the applicable Offering Period shall be determined as follows:

3.5.1.	Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (a) the end of such Offering Period, (b) the end of his or her participation under Section 3.4 above or (c) re-enrollment for a subsequent Offering Period under Section 3.5.3, below.

3.5.2.	Any other provision of the Plan notwithstanding, the Corporation (at its sole discretion) may determine prior to the commencement of any new Offering Period that all Participants shall be re-enrolled for such new Offering Period.

3.5.3.	When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

4.     EMPLOYEE CONTRIBUTIONS

4.1.	FREQUENCY OF PAYROLL DEDUCTIONS.
A Participant may purchase shares of Common Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Section 4.2 below, shall occur on each payday during participation in the Plan and shall be determined based upon the Payroll Withholding Rate designated by the Participant pursuant to Section 4.2 below. Payroll deductions for a Participant shall be on an after-tax basis and shall begin with the first payroll on or following the applicable Offering Date and shall continue until the termination date of the Plan, subject to earlier termination as provided herein or to decreases by the Participant in the amount of the Payroll Withholding Rate as provided in Section 4.3.

4.2.	AMOUNT OF PAYROLL DEDUCTIONS.
An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Common Stock (the “Payroll Withholding Rate”). Such portion shall be a percentage of the Eligible Employee’s Compensation, but not less than one percent (1%) or more than ten percent (10%) or such lesser percentage established by the Committee from time to time. In no event may a Participant contribute more than ten percent (10%) of his or her Compensation during a calendar year for the purchase of shares of Common Stock under the Plan.

4.3.	CHANGING WITHHOLDING RATE.
No increases in the Payroll Withholding Rate may be made during an Offering Period. A Participant may elect to make one (1) decrease in the Payroll Withholding Rate during an Offering Period, which change shall become effective as soon as reasonably practical after the Participant provides a new enrollment form to the Corporation. Otherwise, if a Participant wishes to change the Payroll Withholding Rate, for a subsequent Offering Period he or she may do so by filing a new enrollment form with the Corporation at the prescribed location not less than ten (10) business days before the Offering Date as of which such increase or decrease is to be effective. The new Payroll Withholding Rate shall be a percentage of the Participant’s Compensation, and may not exceed ten percent (10%) of such Compensation.

4.4.	DISCONTINUING PAYROLL DEDUCTIONS.
If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Corporation at the prescribed location at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Corporation (in addition, employee contributions may be discontinued automatically pursuant to Section 8.1 or 8.2). A Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Corporation pursuant to Section 3.3 above.

5.     WITHDRAWAL FROM THE PLAN

5.1	WITHDRAWAL.
A Participant may elect to withdraw from the Plan by filing the prescribed form with the Corporation at the prescribed location at any time before the last day of a Contribution Period. As soon as reasonably practicable thereafter, payroll deductions shall cease, and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

5.2	RE-ENROLLMENT AFTER WITHDRAWAL.
A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3.3. Re-enrollment may be effective only at the commencement of an Offering Period.

6.     CHANGE IN EMPLOYMENT STATUS

6.1	TERMINATION OF EMPLOYMENT.
Termination of employment as an Eligible Employee for any reason, including death, shall be automatically treated as a withdrawal from the Plan under Section 5.1. (A transfer from one Participating Corporation to another shall not be treated as a termination of employment.)

6.2	DEATH.
A Participant may designate a beneficiary who is to receive any Common Stock or other assets to which he or she may be entitled from the Participant’s Plan Account in the event of such Participant’s death (a) prior to the Termination Date of each Offering Period or (b) subsequent to Termination Date of each Offering Period but prior to delivery to him or her of such Common Stock or other assets. Beneficiary designations under this Section 6.2 shall be made as directed by the Committee or Designated Officer. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Committee or Designated Officer. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Corporation shall deliver such Common Stock or other assets to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation, in its discretion, may deliver such Common Stock or other assets to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose.

7.     PLAN ACCOUNTS AND PURCHASE OF SHARES

7.1.	PLAN ACCOUNTS.
The Corporation shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Corporation’s general assets and applied to general corporate purposes. A Participant may not make any separate cash payment or contribution to his or her Plan Account. No interest shall be credited to Plan Accounts.

7.2.	PURCHASE PRICE.
The Purchase Price for each share of Common Stock purchased at the Termination Date of an Offering Period shall be the lower of:

7.2.1.	95% of the Fair Market Value of such share on the last trading day in such Offering Period; or
7.2.2	95% of the Fair Market Value of such share on the last trading day before the Offering Date.

7.3.	NUMBER OF SHARES PURCHASED.
As of the Termination Date of each Offering Period, each Participant shall be deemed to have elected to purchase the number of shares of Common Stock calculated in accordance with this Section 7.3, unless the Participant’s participation has terminated, through withdrawal or otherwise in accordance with Section 5.1 or Section 6. The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the whole number of shares that results shall be purchased from the Corporation with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 15,000 shares of Common Stock, as adjusted in accordance with Section 13.2, with respect to any Contribution Period nor more than the amounts of Common Stock set forth in Sections 8.1 or 8.2 and 13.1. Notwithstanding the foregoing, the Committee or Designated Officer may determine with respect to all Participants that any fractional share, as calculated under this Section 7.3, shall be (a) rounded down to the next lower whole share or (b) credited as a fractional share.

7.4.	AVAILABLE SHARES INSUFFICIENT.
In the event that the aggregate number of shares that all Participants are to purchase on any Termination Date exceeds the maximum number of shares remaining available for issuance under Section 13.1, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase on the Termination Date and the denominator of which is the number of shares that all Participants have elected to purchase on the Termination Date. In such event, the Corporation shall give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby.

7.5.	ISSUANCE OF COMMON STOCK CERTIFICATES.
Certificates representing the shares of Common Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the Termination Date of each Offering Period, except that the Committee or Designated Officer may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee or Designated Officer (unless the Participant has elected that certificates be issued directly to him or her). Shares of Common Stock may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property. The Committee may impose such restrictions on the transfer or resale of issued shares as it may deem advisable.

7.6.	UNUSED CASH BALANCES.
An amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Offering Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Section 7.4 above, Section 8.1, Section 8.2 or Section 13.1 shall be refunded to the Participant in cash, without interest.

7.7.	SHAREHOLDER APPROVAL.
Any other provision of the Plan notwithstanding, no shares of Common Stock shall be purchased under the Plan unless and until the Corporation’s shareholders have approved the adoption of the Plan.

8.     LIMITATIONS ON STOCK OWNERSHIP

8.1.	FIVE PERCENT LIMIT.
Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Common Stock under the Plan if such Participant, immediately after his or her election to purchase such Common Stock, would own stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Corporation or any parent or Subsidiary of the Corporation. For purposes of this Section 8.1, the following rules shall apply:

8.1.1.	Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

8.1.2	Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

8.1.3	Each Participant shall be deemed to have the right to purchase no more than 15,000 shares of Common Stock, as adjusted in accordance with Section 13.2, under this Plan with respect to each Offering Period.

8.2.	DOLLAR LIMIT.
Any other provision of the Plan notwithstanding, no Participant shall acquire a right purchase Common Stock which permits his rights to purchase stock under all “employee purchase plans” (as such term is defined in Section 423 of the Code) of the Corporation and its parent and Subsidiary corporations to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time the right was granted) for each calendar year in which such right is outstanding at any time. For purposes of this Section 8.2, the Fair Market Value of Common Stock shall be determined in each case as of the Offering Date of the Offering Period in which such Common Stock is purchased. Employee stock purchase plans not described in Section 423 of the Code shall be disregarded. If a Participant is precluded by this Section 8.2 from purchasing additional shares of Common Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Contribution Period ending in the next calendar year (if he or she then is an Eligible Employee).

9.     RIGHTS NOT TRANSFERABLE

The rights of any Participant under the Plan, or any Participant’s interest in any Common Stock or other assets to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation, will or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation, will or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5.1.

10.   NO RIGHTS AS AN EMPLOYEE

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Corporation for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Corporations or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

11.   NO RIGHTS AS A SHAREHOLDER

A Participant shall have no rights as a shareholder with respect to any shares of Common Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the Termination Date of the applicable Offering Period. Even if the right to purchase shares is granted hereunder to a Participant, this does not mean that the Participant remains further entitled to purchase Common Stock. Such right to purchase shares of Common Stock is granted voluntarily by the Corporation and may be revoked by the Corporation at any time.

12.   SECURITIES LAW REQUIREMENTS

Shares of Common Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Corporation’s securities may then be traded.

13.   STOCK OFFERED UNDER THE PLAN

13.1.	AUTHORIZED SHARES.
The aggregate number of shares of Common Stock to be reserved by the Corporation and available for purchase under the Plan shall 300,000, as adjusted in accordance with Section 13.2.

13.2.	ANTI-DILUTION ADJUSTMENTS.
The aggregate number of shares of Common Stock offered under the Plan described in Section 13.1, the 15,000-share limitation described in Section 7.3, and the Purchase Price of shares of Common Stock that any Participant has elected to purchase shall be adjusted equitably and proportionately by the Committee or Designated Officer for any increase or decrease in the number of outstanding shares of Common Stock resulting from (a) the outstanding shares of the Common Stock being changed into or exchanged for cash or a different number or kind of shares or securities of the Corporation or of another issuer, (b) a reorganization or merger to which the Corporation is a party, or (c) a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, subdivision, or any other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation, the distribution of the shares of a Subsidiary to the Corporation’s shareholders or a similar event.

13.3.	REORGANIZATIONS.
Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Change in Control, the Offering Period and Contribution Period then in progress shall terminate and shares shall be purchased pursuant to Section 7. In the event of a merger or consolidation to which the Corporation is a constituent corporation and which does not constitute a Change in Control, the Plan shall continue unless the plan of merger or consolidation provides otherwise. The Plan shall in no event be construed to restrict in any way the Corporation’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

14.   RESTRICTED RESALE OF SHARES ACQUIRED UNDER PLAN.

Notwithstanding anything else set forth herein, shares of Common Stock acquired under this Plan may not be resold or transferred for a period of one (1) year after the date of purchase. Certificates for shares issued under this Plan shall contain an appropriate legend identifying such restriction on resale.

15.   AMENDMENT OR DISCONTINUANCE

The Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with, Section 423 of the Code; provided, however, that no such amendment shall be effective without approval of the shareholders of the Corporation if shareholder approval of such amendment is then required under Rule 16b-3 under the Exchange Act or any successor rule or Section 423 of the Code or any other applicable law or regulation. The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice; provided, however, that the Board shall not have the right to modify, cancel or amend any outstanding right to purchase Common Stock hereunder before such termination unless each Participant consents in writing.

16.   DEFINITIONS

16.1.	“BOARD”
Means the Board of Directors of the Corporation, as constituted from time to time.

16.2.	“CHANGE IN CONTROL”
Means:

16.2.1.	The consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholder of the Corporation immediately prior to such merger, consolidation or other reorganization;

16.2.2.	The sale, transfer or other disposition of all or substantially all of the Corporation’s assets;

16.2.3.	A change in the composition of the Board as a result of which fewer than two-thirds of the incumbent directors are directors who either (a) had been directors of the Corporation on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (b) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

16.2.4.	Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing at least 50% of the total voting power represented by the Corporation’s then outstanding voting securities. For purposes of this Section 15.2.2 , the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a parent or Subsidiary and (b) a corporation owned directly or indirectly by the shareholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation’s securities immediately before such transaction.

16.3.	“CODE”
Means the Internal Revenue Code of 1986, as amended.

16.4.	“COMMITTEE”
Means the Compensation Committee of the Board, as described in Section 2.

16.5.	“COMMON STOCK”
Means the shares of common stock of the Corporation, par value $0.05 per share.

16.6.	“CONTRIBUTION PERIOD”
Means a six (6) month period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined pursuant to Section 3.2.

16.7.	“CORPORATION”
Means HEI, Inc., a Minnesota corporation.

16.8.	“COMPENSATION”
Means (a) the total compensation paid in cash to a Participant by a Participating Corporation, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (b) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code. “Compensation” shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation, determined in a manner consistent with the requirements of Section 423 of the Code.

16.9.	“DESIGNATED OFFICERS”
Means any officer (or group of officers) of the Corporation that has (have) been designated by the Board or the Committee for the purpose of making the determination(s) or receiving notice, as the case may be, provided in the section referenced under this Plan, wherein such powers have been otherwise provided or reserved to the Committee.

16.10.	“ELIGIBLE EMPLOYEE”
Means any employee of a Participating Corporation whose customary employment is for more than five (5) months per calendar year and for more than thirty-two (32) hours per week provided that such employee has been employed by any Participating Corporation for a continuous period of six (6) months preceding an applicable Offering Period.

16.11.	“EXCHANGE ACT”
Means the Securities Exchange Act of 1934, as amended.

16.12.	“FAIR MARKET VALUE”
Means the market price of Common Stock, determined by the Committee or Designated Officer as follows:

16.12.1.	If the Common Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq National Market or The Nasdaq SmallCap Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Common Stock was quoted or, if the Common Stock was not quoted on any such system, by the “Pink Sheets” published by Pink Sheets LLC;

16.12.2.	If the Common Stock was traded over-the-counter market on the date in question and was traded on The Nasdaq National Market or The Nasdaq SmallCap Market, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by The Nasdaq National Market or The Nasdaq SmallCap Market;

16.12.3.	If the Common Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

16.12.4.	If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee or Designated Officer in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee or Designated Officer shall be based on the prices reported in THE WALL STREET JOURNAL or as reported directly to the Corporation by Nasdaq or a stock exchange. Such determination shall be conclusive and binding on all persons.

16.13.	“OFFERING PERIOD”
Means a six (6) month period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined pursuant to Section 3.1.

16.14.	“PARTICIPANT”
Means an Eligible Employee who elects to participate in the Plan, as provided in Section 3.3.

16.15.	“PARTICIPATING CORPORATION”
Means (a) the Corporation and (b) each present or future Subsidiary designated by the Committee as a Participating Corporation.

16.16.	“PAYROLL WITHHOLDING RATE”
Means an Eligible Employee who elects to participate in the Plan, as provided in Section 4.2.

16.17.	“PLAN”
Means this HEI, Inc. 2005 Employee Stock Purchase Plan, as it may be amended from time to time.

16.18.	“PLAN ACCOUNT”
Means the account established for each Participant pursuant to Section 7.1.

16.19.	“PURCHASE PRICE”
Means the price at which Participants may purchase Common Stock under the Plan, as determined pursuant to Section 7.2.

16.20.	“SUBSIDIARY”
Means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

17.   GOVERNING LAW

The Plan shall be construed consistent with and governed by the laws of the State of Minnesota and the laws of the United States.

18.   EXECUTION

To record the adoption of the as of the 25th day of October 25, 2005, the Corporation has caused its authorized officer to execute the same.

APPENDIX C

ARTICLES OF AMENDMENT
OF
THE AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
HEI, INC.

        The undersigned, Mack V. Traynor, III, Chief Executive Officer and President of HEI, Inc. (the “Corporation”), a corporation subject to the provisions of Chapter 302A, Minnesota Statutes, does hereby certify that pursuant to Sections 302A.135 and 302A.437, the Board of Directors of the Corporation has approved, by the affirmative vote of a majority of directors present, and the shareholders of the Corporation have duly adopted, by an affirmative majority of the voting power of the shares presented and entitled to vote at the 2006 Annual Meeting of the Shareholders, the following resolutions effective as of the ____ day of __________, 2005:

RESOLVED, that Article III of the Amended and Restated Articles of Incorporation of HEI, Inc. shall be amended so as to read in its entirety as follows:

“ARTICLE III”

AUTHORIZED CAPITAL

        The total authorized number of shares of this corporation is Twenty-Five Million (25,000,000), consisting of Twenty Million (20,000,000) shares of Common Stock, par value $.05 per share, and Five Million (5,000,000) undesignated shares. The Board of Directors may, from time to time, establish by resolution from the undesignated shares different classes or series of shares (including a class or classes of preferred stock) and may fix the relative rights and preferences of said shares in any class or series. Further, the Board of Directors shall have the authority to issue shares of the Common Stock to the holders of shares of the Common Stock and to the holders of shares of any class or series of the undesignated shares and to issue shares of any class or series of the undesignated shares to the holders of shares of the Common Stock and to the holders of shares of any class or series of the undesignated shares, in any case, for any purpose. “

RESOLVED FURTHER, that the President and/or Secretary of the Corporation are hereby authorized and directed to make, execute and file for record with the Secretary of State of the State of Minnesota, proper Articles of Amendment of the Restated Articles of Incorporation, as amended, setting forth the foregoing amendments and to pay all fees in connection therewith, all as required by law.

IN WITNESS WHEREOF, I have subscribed my name this ____ day of _________, 2005.

Mack V. Traynor, III, Chief Executive Officer and President

HEI, Inc.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, January 12, 2006
3:00 p.m., CST
Oakridge Conference Center
One Oak Ridge Drive
Chaska, Minnesota, 55318

HEI, Inc. 1495 Steiger Lake Lane Victoria, Minnesota 55386	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 12, 2006.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Timothy Clayton and Mack V. Traynor, III, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting, and all adjournments.

See reverse for voting instructions.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of two Class I directors:	01 Timothy F. Floeder	☐ Vote FOR all nominees listed	☐ Vote WITHHELD
	02 Mack V. Traynor, III	(except as marked)	from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve an amendment to increase the number of shares authorized for issuance under the Company’s 1998 Stock Option Plan from 1,650,000 to 2,000,000; and	☐ For ☐ Against ☐ Abstain

3.	To approve the 2005 HEI, Inc. Employee Stock Purchase Plan; and	☐ For ☐ Against ☐ Abstain

4.	To approve an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares from 15,000,000 to 25,000,000 shares; and	☐ For ☐ Against ☐ Abstain

5.	To transact such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should provide full name of corporation and title of authorized officer signing the proxy.